EXHIBIT (d) (13)

INVESTMENT SUB-ADVISORY AGREEMENT RELATING TO EATON VANCE COMMODITY STRATEGY FUND

     AGREEMENT effective this 7th day of April, 2010 between Eaton Vance Management, a Massachusetts business trust (the “Adviser”), and Armored Wolf, LLC., a Delaware limited liability company (the “Sub-Adviser”).

     WHEREAS, Eaton Vance Commodity Strategy Fund (the “Fund”), a series of Eaton Vance Special Investment Trust (the “Trust”), is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company; and

     WHEREAS, pursuant to an Investment Advisory and Administrative Agreement dated April 7, 2010 (the “Advisory Agreement”), a copy of which has been provided to the Sub-Adviser, the Trust has retained the Adviser to render advisory and management services to the Fund; and

     WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to the Fund, and the Sub-Adviser is willing to furnish such services to the Fund and the Adviser.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Sub-Adviser as follows:

     1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as the investment adviser for and to manage the investment and reinvestment of that portion of the Fund’s assets that shall be allocated to the Sub-Adviser, subject to the supervision of the Adviser, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth herein for the compensation herein provided. Subject to the requirements of the 1940 Act, the Adviser has the authority in its discretion to alter the allocation of the Fund’s assets among the Sub-Adviser, the Adviser and any other appointed sub-adviser.

     2. Sub-Adviser Duties. Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and the Adviser, the Sub-Adviser will provide a continuous investment program for the Fund’s portfolio and determine in its discretion the composition of the assets of the Fund’s portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund’s assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund’s investment objective or objectives, policies, and restrictions as stated in the Trust’s Registration Statement as it relates to the Fund filed with the Securities and Exchange Commission (“SEC”), as amended (the “Registration Statement”), copies of which shall be sent to the Sub-Adviser by the Adviser prior to the commencement of this Agreement and promptly following any such amendment, as well as with investment parameters for the Fund (including portfolio risk limits) to be agreed upon by the Adviser and the Sub-Adviser. The Sub-Adviser further agrees as follows:

     a. The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board of which the Sub-Adviser has been sent a copy, and the provisions of the Registration Statement, of which the Sub-Adviser has received a copy and with the Sub-Adviser’s operating policies and procedures as are approved by the Adviser. The Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement.

     b. The Sub-Adviser will manage the Fund so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code.

     c. The Sub-Adviser shall exercise voting authority with respect to proxies that the Fund is entitled to vote with regard to securities in the Fund’s portfolio, provided that such authority may be revoked in whole or in part by the Adviser at any time upon notice to the Sub-Adviser and provided further that the exercise of such authority shall be subject to review by the Adviser and the Board. The Sub-Adviser shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures of the Sub-Adviser as are approved by the Adviser and the Board. The Sub-Adviser shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Adviser from time to time. The Sub-Adviser shall provide the proxy voting history for the Fund to the Adviser, or any third party agent designated by the Adviser (currently Broadridge), in a timely manner for inclusion in the Fund’s requisite Form N-PX.

     d. In connection with the purchase and sale of securities for the Fund, the Sub-Adviser will arrange for the transmission to the custodian for the Trust (the “Custodian”) on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Trust.

     e. The Sub-Adviser will assist the Custodian in determining or confirming, consistent with the procedures and policies stated in the Registration Statement or adopted by the Board, the value of any portfolio securities or other assets of the Fund for which the Custodian seeks assistance from or identifies for review by the Sub-Adviser; provided that the Sub-Adviser shall be responsible for determining in good faith, consistent with the procedures and policies stated in the Registration Statement or adopted by the Board, the fair value of the Trust’s portfolio of securities. The parties acknowledge that the Sub-Adviser is not a custodian of the Trust’s assets and will not take possession or custody of such assets.

     f. Following the end of each of the Fund’s fiscal periods, the Sub-Adviser will assist the Adviser in preparing any reports required by applicable rules and regulations, such as Form N-CSR, Form-NSAR and Form N-Q, as well as a letter to shareholders containing a discussion of those factors referred to in Items 5(a) and 10(a) of 1940 Act Form N-1A. The Sub-Adviser will also provide periodic commentaries regarding the Fund as reasonably requested by the Adviser (to be subject to review and editing by the Adviser). The Sub-Adviser also will provide to the Trust any certifications relating to the content of any such report, letter or commentary as is reasonably requested by the Trust.

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     g. The Sub-Adviser will complete and deliver to the Adviser for each quarter by the 5th business day of the following quarter a written compliance checklist in a form provided by the Adviser, risk management and related analytic reports and such other reports as may be reasonably requested by the Adviser.

     h. The Sub-Adviser will make available to the Trust and the Adviser, promptly upon request, any of the Fund’s investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the Custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules under each, as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Fund which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     i. The Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issuers and securities represented in the Fund’s portfolio, and will furnish the Board or the Adviser with such periodic and special reports as the Board or the Adviser may reasonably request.

     j. The Sub-Adviser will maintain a fidelity bond, as well as insurance for its directors and officers and errors and omissions in an adequate amount.

     3. Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for the Fund’s portfolio, and to select broker-dealers and to negotiate brokerage commission rates in effecting investment transactions, provided that in connection with the selection of such brokers-dealers and the placing of such orders, the Sub-Adviser shall adhere to procedures adopted by the Board of Trustees of the Trust relating thereto, including the Trust’s Brokerage Allocation and Soft Dollar Policies and Procedures. The Sub-Adviser acknowledges that the Adviser would be required to reimburse the Fund for the cost of third-party research obtained with commissions generated by Fund investment transactions, as described in such policies and procedures. The Sub-Adviser will consult with the Adviser to ensure that portfolio transactions on behalf of the Fund are directed to broker-dealers on the basis of criteria reasonably considered appropriate by the Adviser. The Sub-Adviser will report on brokerage allocation to the Trust’s Board periodically indicating the broker-dealers to which such allocations have been made and the basis therefore.

     4. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the amendment to the Registration Statement for the Trust relating to the initial offering of the Fund that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating directly or indirectly to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Adviser hereby acknowledges that it has received a copy of the Sub-Adviser’s Form ADV, Part II at least 48 hours prior to entering into this Agreement.

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     5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its duties under this Agreement, including, but not limited to, rental and overhead expenses, expenses of the Sub-Adviser’s personnel, insurance of the Sub-Adviser and its personnel, research services, and taxes of the Sub-Adviser. The Adviser or the Trust shall be responsible for all the expenses of the Fund’s or the Adviser’s operations, including without limitation costs of marketing or distributing shares of the Fund, brokerage expenses and commissions, custody and banking expenses, administration expenses, legal, audit and other professional expenses, governmental filing fees, and costs of communications with shareholders.

     6. Compensation. For the services provided to the Fund, the Adviser will pay the Sub-Adviser an annual fee equal to the amount specified in Schedule A hereto, payable monthly in arrears on the last business day of each month. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. The Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser. The Trust shall have no liability for Sub-Adviser’s fee hereunder.

     7. Materials. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, and reports to shareholders prepared for distribution to shareholders of the Fund that refer to the Sub-Adviser in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within 2 business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser’s right to object to such materials is limited to reasonable objections related to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients, and such objection may only be on the grounds of the accuracy or completeness of the references to the aforesaid. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph.

8. Compliance.

     a. As required by Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted written policies and procedures reasonably designed to prevent violation by it, or any of its supervised persons, of the Advisers Act and the rules under the Advisers Act and all other laws and regulations relevant to the performance of its duties under this Agreement. The Sub-Adviser has designated a chief compliance officer responsible for administering these compliance policies and procedures. The chief compliance officer at the Sub-Adviser’s expense shall provide such written compliance reports relating to the operations and compliance procedures of the Sub-Adviser to the Adviser and/or the Trust and their respective chief compliance officers as may be required by law or regulation or as are otherwise reasonably requested. Moreover, the Sub-Adviser agrees to use such other or additional compliance techniques as the Adviser or the Board may reasonably adopt or approve, including written compliance procedures. In addition, the Sub-Adviser shall retain, at its own expense, the services of the Custodian or any other party as requested by the Board to monitor the compliance of the Fund’s portfolio with the investment objective, policies and restrictions set forth in the Registration Statement.

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     b. The Sub-Adviser agrees that it shall promptly notify, if legally permitted, the Adviser and the Trust (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; commenced proceedings or an investigation (formally or informally) that may result in any of these actions; or corresponded with the Sub-Adviser, including sending a deficiency letter or raising issues about the business, operations, or practices of the Sub-Adviser, (2) in the event of any notice of investigation, examination, inquiry, audit or subpoena of the Sub-Adviser or any of its officers or employees by any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality, (3) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (4) upon detection of any breach of any of the Fund’s policies, guidelines or procedures and of any violation of any applicable law or regulation, including the 1940 Act and Subchapter M of the Code, relating to that portion of the Fund’s assets allocated to you, or (5) upon detection of any material violations of Sub-Adviser’s compliance policies and procedures that relate to the Fund or Sub-Adviser’s activities as an investment adviser generally, such as when the violation could be considered material to the Sub-Adviser’s advisory clients. If legally permitted, the Sub-Adviser will furnish the Adviser, upon request, copies of any and all documents relating to the foregoing. The Sub-Adviser further agrees to notify the Adviser and the Trust promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or if any statement contained therein that becomes untrue in any material respect.

     c. The Adviser agrees that it shall promptly notify, if legally permitted, the Sub-Adviser (1) in the event that the U.S. Securities and Exchange Commission (“SEC”) has censured the Adviser or the Trust with respect to the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

     d. The Sub-Adviser will provide the Adviser with such reports, presentations, certifications and other information as the Adviser may reasonably request from time to time concerning the business and operations of the Sub-Adviser in performing services hereunder or generally concerning the Sub-Adviser’s investment advisory services, the Sub-Adviser’s compliance with applicable federal, state and local law and regulations, and changes in the Sub-Adviser’s key personnel, investment strategies, policies and procedures, and other matters that are likely to have a material impact on the Sub-Advisers duties hereunder.

     9. Books and Records. The Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Adviser’s request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

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     10. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement, the Fund or the Trust. Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Fund and the Trust and their actions, the Adviser and the Sub-Adviser, and the Adviser shall treat as confidential and use only in connection with the Trust as it relates to the Fund all information furnished to the Trust or the Adviser by the Sub-Adviser, in connection with its duties under this Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Adviser, or if available from a source other than the Adviser, Sub-Adviser or the Trust. Sub-Adviser acknowledges that the Adviser will have continuous access to any information related to the Fund’s portfolio or portfolio management.

     Sub-Adviser shall not disclose or disseminate non-public information regarding the Fund’ s portfolio, including the list of portfolio securities held by the Fund, which Sub-Adviser receives or has access to in the course of performing its duties under this Agreement. Sub-Adviser shall not use its knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities transactions for its own benefit, or the benefit of one or more of its clients, to the detriment of the Fund. To the extent Sub-Adviser has delegated any duties or services to an affiliate or a third–party, Sub-Adviser shall ensure that any such affiliate or third-party abides by the confidentiality provision of this Section 10. Sub-Adviser shall ensure that any such affiliate or third-party shall enter into a written confidentiality agreement (in a form acceptable to the Adviser) providing for the non-disclosure of such non-public information. Executed copies of any such agreement shall be provided to the Adviser.

     11. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

12. Liability.

     a. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Adviser agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (“the 1933 Act”) controls the Sub-Adviser shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser’s duties, or any breach by the Sub-Adviser of its obligations or duties under this Agreement.

     b. The Sub-Adviser agrees that neither the Trust nor the Fund shall bear any responsibility or shall be subject to any liability for any damages, expenses, or losses of Sub-Adviser connected with or arising out of its services under this Agreement.

13. Indemnification.

     a. The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Sub-Adviser (the Sub-Adviser and all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses)

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to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Sub-Adviser which (1) may be based upon the Adviser’s gross negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement and to the Trust, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the Trust, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations or duties under this Agreement.

     b. Notwithstanding Section 12 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and any controlling person of the Adviser (the Adviser and all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as Sub-Adviser of the Trust which (1) may be based upon the Sub-Adviser’s gross negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Sub-Adviser’s reckless disregard of its obligations or duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the Trust, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Adviser or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     c. The Adviser shall not be liable under Paragraph (a) of this Section 13 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Sub-Adviser

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Indemnified Person. If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be reasonably satisfactory to the Adviser and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

     d. The Sub-Adviser shall not be liable under Paragraph (b) of this Section 13 with respect to any claim made against an Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Adviser Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be reasonably satisfactory to the Sub-Adviser and to the Adviser Indemnified Person. The Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser Indemnified Person.

14. Duration and Termination.

     a. This Agreement shall become effective on the date first indicated above, subject to the condition that the Trust’s Board, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Adviser or the Sub-Adviser, shall have approved this Agreement in the manner required by the 1940 Act. Unless terminated as provided herein, this Agreement shall remain in full force and effect through and

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including the second anniversary of the execution of this Agreement and shall continue in full force and affect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, and (b) the vote of a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

     b. Notwithstanding the foregoing, this Agreement may be terminated: (a) by the Adviser at any time without payment of any penalty, upon 60 days’ prior written notice to the Sub-Adviser and the Trust; (b) at any time without payment of any penalty by the Trust, by the Trust’s Board or a majority of the outstanding voting securities of the Trust, upon 60 days’ prior written notice to the Adviser and the Sub-Adviser, or (c) by the Sub-Adviser upon three months’ prior written notice unless the Trust or the Adviser requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Adviser not to exceed three additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Adviser and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust.

     c. In the event of termination for any reason, all records of the Trust shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 9, 10, 11, 12, and 13 of this Agreement shall remain in effect, as well as any applicable provision of this Section 14 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect as provided in Section 6.

     15. Exclusivity. The Sub-Adviser agrees that it will not serve as investment adviser or sub-adviser for any other investment company registered with the SEC that invests 50% or more of its assets in commodities-related investments or holds itself out as a commodities fund for as long as the Sub-Adviser serves as the investment adviser or sub-adviser to the Fund or any successor entity. If and to the extent that the exclusivity contained herein is, or is construed to be unenforceable, then such restriction shall (without any further action by the Adviser or Sub-Adviser) be deemed to have been replaced with a restriction reflecting as closely as possible the intent expressed herein that is enforceable.

     16. Notices. Any notice must be in writing and shall be sufficiently given (1) when delivered in person, (2) when dispatched by electronic mail or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

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If to the Trust:

Eaton Vance Special Investment Trust
Two International Place
Boston, MA 02110
Attn: Chief Legal Officer

If to the Adviser:

Eaton Vance Management
Two International Place
Boston, MA 02110
Attn: Chief Legal Officer

If to the Sub-Adviser:

Armored Wolf LLC
65 Enterprise
Aliso Viejo, CA 92656
Attn: Mohan Phansalkar, Managing Director and Chief Legal Officer

     17. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved as required by applicable law. The Sub-Adviser shall furnish to the Board such information as may be reasonably necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant Section 14 or this Section 17.

     18. Miscellaneous.

     a. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

     b. The Adviser and the Sub-Adviser acknowledge that the Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Adviser acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Advisory Agreement. Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

     c. The Sub-Adviser expressly acknowledges the provision in the Declaration of Trust of the Adviser limiting the personal liability of the Trustee and officers of the Adviser, and the Sub-Adviser hereby agrees that it shall have recourse to the Adviser for payment of claims or obligations as between the Adviser and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the Trustee or any officer of the Adviser.

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     d. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     e. To the extent permitted under Section 14 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other party.

     f. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

     g. Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

     h. This Agreement may be executed in counterparts.

[Signature page follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

EATON VANCE MANAGEMENT By: /s/ Maureen A. Gemma Name: Maureen A. Gemma Title: Vice President ARMORED WOLF, LLC By: /s/ John B. Brynjolfsson Name: John B. Brynjolfsson Title: Managing Director

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